SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on May 16, 2022 and June 3, 2022 (the “Prior 8-K”), KULR Technology Group, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville” or “YA”), pursuant to which, the Company shall have the right, but not the obligation, to sell to Yorkville up to $50,000,000 of its shares of common stock, par value $0.0001 per share (“Common Stock”), at the Company’s request any time during the commitment period commencing on May 13, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for Common Stock equal to the commitment amount of $50,000,000. Each sale the Company requests under the SEPA (an “Advance”) may be for a number of shares of Common Stock with an aggregate value of up to $5,000,000. The shares would be purchased at 98.0% of the Market Price (as defined below) and would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it beneficially owning more than 4.99% of the Common Stock. “Market Price” is defined in the SEPA as the lowest of the VWAPs (as defined below) during each of the three consecutive trading days commencing on the trading day following the Company’s submission of a request for an Advance (an “Advance Notice”) to Yorkville. “VWAP” is defined in the SEPA to mean, for any trading day, the daily volume weighted average price of our Common Stock for such date on the NYSE American as reported by Bloomberg L.P. during regular trading hours.

On June 3, 2022, the Company and Yorkville amended the SEPA pursuant to that certain Amendment to Standby Equity Purchase Agreement (the “SEPA Amendment”), to revise the definition of “Commitment Amount” to clarify that, as to any Advance, the issuance of shares of Common Stock in respect of such Advance would be excluded from the Exchange Cap (as defined below) if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap (as defined in the SEPA) in accordance with the rules of the Principal Market or (b) the Purchase Price of the Common Stock with respect to an Advance, equals or exceeds a per share price equal to the greater of (i) the book value of the Common Stock immediately preceding the delivery of the Advance Notice (as defined in the SEPA) or (ii) or the market value of the Common Stock (as reflected on Bloomberg, LP) immediately preceding the delivery of the Advance Notice (in either case in compliance with the NYSE American rules).

On September 23, 2022, the Company entered into the Supplemental Agreement to the SEPA (the “Supplemental Agreement”) with Yorkville, which Supplemental Agreement is intended to amend and supplement the SEPA, as amended by the SEPA Amendment. Pursuant to the Supplemental Agreement, Yorkville committed to advance up to $50,000,000 against future purchases of shares of Common Stock under the SEPA. Under the Supplemental Agreement, the Company may request from time-to-time Pre-Paid Advances of up to $15,000,000 each from Yorkville (or such greater amount that the parties may mutually agree), with a limitation on aggregate Pre-Paid Advances of $50,000,000. Interest accrues on the outstanding balance of any Pre-Paid Advance at a rate equal to an annual rate of 10%, subject to an increase to 15% upon events of default described in the Supplemental Agreement.  The Company will be required to pay to the Investor an amount in cash representing any amount of a Pre-Paid Advance that remains outstanding, plus any accrued and unpaid interest thereon, on the date that is 12 months following the date of each Pre-Paid Advance, unless otherwise agreed by the parties. Furthermore, upon the occurrence of certain events, the Company may be required to make monthly repayments of amounts outstanding under a Pre-Paid Advance, each monthly repayment to be in an amount equal to the sum of (x) $3.0 million, (y) 5% (the “Payment Premium”) in respect of such amount, and (z) all outstanding accrued and unpaid interest in respect of such Pre-Paid Advance as of each payment date.

Outstanding Pre-Paid Advances may be offset upon the issuance of our Common Stock to Yorkville at purchase price equal to the lower of (a) 135% of the of the daily VWAP of our Common Stock as of the trading day immediately prior to the date of such Pre-Paid Advance, or the Fixed Price, or (b) 95% of the lowest VWAP of our Common Stock during the three consecutive trading days immediately preceding the date on which YA provides a purchase notice (an “Investor Notice”) to us, or the Variable Price, and the lower of the Fixed Price and the Variable Price shall be referred to as the Purchase Price; however, in no event shall the Purchase Price be less than the $0.75 per share, or the Floor Price. Upon the delivery of an Investor Notice, we shall be deemed to have delivered a corresponding Advance Notice to the Investor requesting the Advance amount set forth in the Investor Notice at the Purchase Price. In no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Investor Notice and corresponding Advance Notice cause the number of Shares to exceed the Exchange Cap (as defined in the Supplemental Agreement), to the extent applicable, provided further that, the Exchange Cap will not apply if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap or (b) the purchase price of shares of Common Stock with respect to an Investor Noticeand corresponding Advance, equals or exceeds a per share price equal to the greater of (i) book value of Common Stock immediately preceding the delivery of the Investor Notice and corresponding Advance Notice or (ii) or the market value of the Common Stock immediately preceding the delivery of the Investor Notice.

Concurrently with the entry into the Supplemental Agreement, Yorkville advanced, as an initial Pre-Paid Advance, the principal amount of $15,000,000. Pursuant to the Supplemental Agreement, Yorkville may submit to the Company an Investor Notice of up to $3,000,000 per 30-day period, or such greater amount as the parties may mutually agree, and any outstanding Pre-Paid Advances, and accrued interest, will be offset upon the issuance of Common Stock to Yorkville at the applicable Purchase Price. The Company at its option shall have the right, but not the obligation, to repay (“Optional Prepayment”) early a portion or all amounts outstanding under a Pre-Paid Advance, plus a Payment Premium, in cash provided that (i) at the time of the prepayment notice, the daily VWAP is less than the Fixed Price and (ii) the Company provides the Investor with at least 10 Trading Days’ prior written notice of its desire to exercise an Optional Prepayment. The number of shares issuable to Yorkville under any individual Investor Notice or aggregate Investor Notices shall be limited by the same limitations set forth in the SEPA, as amended.

In connection with the funding of the initial Pre-Paid Advance, the Company and Yorkville agreed to apply part of the proceeds to be advance to the Company toward the repayment of all remaining obligation due under the Promissory Note dated May 13, 2022 issued to Yorkville by the Company in principal amount equal to $5,000,000. The Company is not required to pay any additional amounts to reimburse or otherwise compensate Yorkville in connection with the transactions contemplated under the Supplemental Agreement except for a $10,000 structuring fee.

As previously disclosed in the Prior 8-K, pursuant to the SEPA, the Company (i) is required to register all shares which Yorkville may acquire and file with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated July 13, 2021, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-257697 (the “Registration Statement”), registering the shares of Common Stock that are to be offered and sold to Yorkville pursuant to the SEPA and (ii) currently intends to use the net proceeds from any sale of the shares for working capital and other general corporate purposes, which may include, among other things, procuring battery cell supplies, as well as other key materials, and bringing part of its production capabilities to North America.

The foregoing is a summary description of certain terms of the SEPA, the SEPA Amendment and the Supplemental Agreement. For a full description of all terms, please refer to the copies of the SEPA, the SEPA Amendment and the Supplemental Agreement that are incorporated by reference and filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Standby Equity Purchase Agreement, dated May 13, 2022, by and between KULR Technology Group, Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2022)
10.2	Amendment, dated June 3, 2022, to the Standby Equity Purchase Agreement by and between KULR Technology Group, Inc. and YA II PN, Ltd.
10.3	Supplemental Agreement dated as of September 23, 2022 to the Standby Equity Purchase Agreement dated as of May 16, 2022 between KULR Technology Group, Inc. and YA II PN, LTD.
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: September 23, 2022	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer